UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2016 (May 23, 2016)

Citizens Bancshares Corporation

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

333-38509	58-1631302
(Commission File Number)	(IRS Employer Identification No.)

230 Peachtree Street NW, Atlanta, Georgia, USA	30303
(Address of principal executive offices)	(Zip Code)

(404) 659-5959

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Citizens Bancshares Corporation (the “Company”) was held on May 23, 2016 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. The matters listed below were submitted to a vote of the Company’s shareholders and the final voting results were as follows:

Votes on the election of three (3) Class II directors to serve a three-year term expiring in 2019 were as follows:

Name	For	Withheld	Uncast	Broker Non-Votes
Robert L. Brown, Jr.	1,252,086	12,589	0	344,588
C. David Moody, Jr.	1,229,270	35,405	0	344,588
James E. Williams	1,252,101	12,574	0	344,588

Votes on the proposal to ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

For	Against	Abstentions	Broker Non-Votes
1,599,957	8,948	358	0

Votes on the proposal to approve a non-binding resolution regarding the compensation of the Company’s executive officers named in the Summary Compensation Table of the Company’s Proxy Statement for the Annual Meeting were as follows*:

For	Against	Abstentions	Broker Non-Votes
1,177,377	24,742	62,556	344,588

* The Company must include the non-binding resolution in its proxy statement each year as long as it is participating in the U.S. Treasury TARP CDCI Program.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCSHARES CORPORATION

Dated: May 25, 2016	By:	/s/ Cynthia N. Day
Cynthia N. Day
President & CEO

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